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EXHIBIT 23.1

Consent of Independent Accountants

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2001, except for note 12, which is as of March 6, 2001, relating to the financial statements, which appears in Silicon Storage Technology, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated January 31, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
October 1, 2001

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  EXHIBIT 23.1